Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of Krystal Biotech, Inc. (the “Company”) on Form 10-K for the period ending December 31, 2022 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
(1)The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: February 27, 2023	By:	/s/ Krish S. Krishnan
Krish S. Krishnan
President and Chief Executive Officer (Principal Executive Officer)

Date: February 27, 2023	By:	/s/ Kathryn A. Romano
Kathryn A. Romano
Chief Accounting Officer (Principal Financial and Accounting Officer)